UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2003

ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-81512
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

Suite 100 - 8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and Zip Code)

662.893.7376
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

On November 5, 2003, the board of directors of the Corporation approved an eight (8) for one (1) forward stock split (the "8:1 Forward Stock Split") of the Corporation's authorized, issued and outstanding common stock. The 8:1 Forward Stock Split was effected with the Nevada Secretary of State on November 6, 2003. As a result, the authorized capital of the Corporation increased from 25,000,000 to 200,000,000 shares of common stock with a par value of $0.001.

On February 2, 2004, the board of directors of the Corporation approved a further four (4) for one (1) forward stock split (the "4:1 Forward Stock Split") of the Corporation's authorized, issued and outstanding common stock. The 4:1 Forward Stock Split was effected with the Nevada Secretary of State on February 2, 2004. As a result, the authorized capital has increased from 200,000,000 to 800,000,000 shares of common stock with a par value of $0.001.

Item 7. Financial Statements and Exhibits.

99.1 Certificate of Forward Stock Split filed with Nevada Secretary of State on November 6, 2003 (incorporated by reference from our Annual Report on Form 10-KSB filed on April 13, 2004).

99.2 Certificate of Change Pursuant to NRS 78.209 filed with the Nevada Secretary of State on February 2, 2004 (incorporated by reference from our Annual Report on Form 10-KSB filed on April 13, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Milton Cox
Milton Cox, President

Date: May 10, 2004